Exhibit 99.1

COMBIMATRIX EXECUTES EQUITY FINANCING

Agreement Executed for Two Convertible Preferred Stock

Financing Tranches Totaling $2.4 Million

IRVINE, California, May 3, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer, announced today that it has entered into an agreement to issue securities in a private placement transaction to certain accredited investors that will result in proceeds to the Company totaling $2.4 million, to be received in two tranches, with the first tranche expected to close within two days and the second tranche to close following stockholder approval, subject to customary closing conditions.

The financing is through the sale of Series C convertible preferred stock with the first tranche having an initial conversion price of $3.05 per common share, subject to adjustment therein, and warrants to purchase 125% of the number of shares underlying the Series C convertible preferred stock at an initial exercise price of $3.77 per share.  The Series C convertible preferred stock accrues an annual dividend of 6%, which rate shall increase by 1% per year, not to exceed 10%.  The warrants are not exercisable for six months and are exercisable for five years thereafter.  The preferred stock is not convertible until stockholder approval has been obtained.  Upon closing of the first tranche, the Company will receive gross proceeds of $1.2 million from the investors.  The Company intends to file a proxy statement within the next few days to seek stockholder approval to close the second tranche for proceeds of $1.2 million from the investors.  Pursuant to a registration rights agreement, the Company will file a resale registration statement to register the shares underlying the preferred stock and warrants issued in the first tranche within 15 days following the closing.

CombiMatrix President and CEO Mark McDonough said, “The two recent financings we have secured in the past two months enable us to substantially improve our balance sheet and concurrently invest in the prenatal market where we are finding commercial success. We have shown triple digit volume growth in the past two quarters in our core prenatal testing market and the addition of this capital will help us continue to ramp the business on our path to profitability.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities described herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.  CombiMatrix has agreed to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of or in connection with the preferred stock and upon exercise of the warrants.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services in the areas of POC (products of conception), prenatal, pediatric and oncology.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band chromosome analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both prenatal and developmental genetic testing markets; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
Mark McDonough	John Baldissera
President & CEO, CombiMatrix Corporation	BPC Financial Marketing
Tel (949) 753-0624	Tel (800) 368-1217

Media Contact:
Len Hall
VP, Media Relations
Allen & Caron
Tel (949) 474-4300
len@allencaron.com